    As filed with the Securities and Exchange Commission on November 8, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    -----------------------------------------

                               EXCELON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


    DELAWARE                     25 MALL ROAD                     02-0424252
 (State or Other       BURLINGTON, MASSACHUSETTS 01803         (I.R.S. Employer
 Jurisdiction of                                             Identification No.)
Incorporation or
  Organization)

          (Address of Principal Executive Offices Including Zip Code)

                    -----------------------------------------

              EXCELON CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN
      EXCELON CORPORATION 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

           C-BRIDGE INTERNET SOLUTIONS, INC. 1997 STOCK INCENTIVE PLAN
           C-BRIDGE INTERNET SOLUTIONS, INC. 1999 STOCK INCENTIVE PLAN
        C-BRIDGE INTERNET SOLUTIONS, INC. 1999 DIRECTOR STOCK OPTION PLAN
       C-BRIDGE INTERNET SOLUTIONS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
           C-BRIDGE INTERNET SOLUTIONS, INC. 2000 STOCK INCENTIVE PLAN
                    (EACH AS ASSUMED BY EXCELON CORPORATION)
                            (Full Title of the Plans)

                    -----------------------------------------



         JOSEPH M. BELLINI                                  COPIES TO:
      CHIEF EXECUTIVE OFFICER                       STEPHANIE TSACOUMIS, ESQ.
        EXCELON CORPORATION                        GIBSON, DUNN & CRUTCHER LLP
            25 MALL ROAD                          1050 CONNECTICUT AVENUE, N.W.
BURLINGTON, MASSACHUSETTS 01803-4194                 WASHINGTON, D.C. 20036
                                                           (202) 955-8500

                     (Name and Address of Agent For Service)

                    -----------------------------------------

                                 (781) 674-5000
          (Telephone Number, Including Area Code, of Agent For Service)

                    -----------------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------- ------------------- ------------------- ------------------- --------------------
                                                                         PROPOSED           PROPOSED
                                                                          MAXIMUM            MAXIMUM
              TITLE OF SECURITIES                  AMOUNT TO BE       OFFERING PRICE        AGGREGATE            AMOUNT OF
                TO BE REGISTERED                    REGISTERED           PER UNIT         OFFERING PRICE     REGISTRATION FEE
---------------------------------------------- ------------------- ------------------- ------------------- --------------------
 EXCELON STOCK PURCHASE PLAN
 COMMON STOCK, PAR VALUE $0.001 PER SHARE      1,500,000 SHARES(1)       $0.55(2)          $825,000(2)         $206.25(3)
---------------------------------------------- ------------------- ------------------- ------------------- --------------------
 EXCELON STOCK OPTION PLAN
 COMMON STOCK, PAR VALUE $0.001 PER SHARE      3,000,000 SHARES(1)       $0.55(2)         $1,650,000(2)        $412.50(3)
---------------------------------------------- ------------------- ------------------- ------------------- --------------------
 C-BRIDGE PLANS
 COMMON STOCK, PAR VALUE $0.001 PER SHARE           16,165,956           $0.55(5)         $8,891,276(5)       $2,222.82
                                                    SHARES(4)
============================================== =================== =================== =================== ====================

 TOTALS                                         20,665,956 SHARES          ---           $11,366,276          $2,841.57
---------------------------------------------- ------------------- ------------------- ------------------- --------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933 (the "Securities Act"), this registration statement shall also cover any additional shares of common stock, par value $0.001 per share, of eXcelon Corporation ("eXcelon Common Stock") which become issuable under the eXcelon Corporation 1996 Employee Stock Purchase Plan (the "eXcelon Stock Purchase Plan") and the eXcelon Corporation 1996 Incentive and Nonqualified Stock Option Plan (the "eXcelon Stock Option Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of eXcelon Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of eXcelon Common Stock as reported on the Nasdaq National Market on November 6, 2001.
(3) Pursuant to a Registration Statement on Form S-8 (File No. 333-14741) filed with the Securities and Exchange Commission (the "Commission") on October 24, 1996, the registrant registered (i) 300,000 shares of eXcelon Common Stock issuable pursuant to the eXcelon Stock Purchase Plan, with respect to which shares a filing fee in the amount of $946 was previously paid, and (ii) 2,700,000 shares of eXcelon Common Stock issuable pursuant to the eXcelon Stock Option Plan, with respect to which shares a filing fee of $9858 was previously paid. Pursuant to a Registration Statement on Form S-8 (File No. 333-66219) filed with the Commission on October 28, 1998, the registrant registered 1,000,000 shares of eXcelon Common Stock issuable pursuant to the eXcelon Stock Option Plan, with respect to which shares a filing fee of $1312 was previously paid. Pursuant to a Registration Statement on Form S-8 (File No. 333-83645) filed with the Commission on July 23, 1999, the registrant registered 200,000 shares of eXcelon Common Stock issuable pursuant to the eXcelon Stock Purchase Plan, with respect to which shares a filing fee of $190 was previously paid. Pursuant to a Registration Statement on Form S-8 (File No. 333-43034) filed with the Commission on August 4, 2000, the registrant registered (i) 200,000 shares of eXcelon Common Stock issuable pursuant to the eXcelon Stock Purchase Plan, with respect to which shares a filing fee in the amount of $315.22 was previously paid, and (ii) 1,000,000 shares of eXcelon Common Stock issuable pursuant to the eXcelon Stock Option Plan, with respect to which shares a filing fee of $1576.08 was previously paid.
(4) Shares subject to options issued by C-Bridge Internet Solutions, Inc. ("C-Bridge") assumed by the registrant as of September 19, 2001. Pursuant to Rule 416(a) of the Securities Act, this registration statement shall also cover any additional shares of eXcelon Common Stock which become issuable under the C-Bridge Internet Solutions, Inc. 1997 Stock Incentive Plan, the C-Bridge Internet Solutions, Inc. 1999 Stock Incentive Plan, the C-Bridge Internet Solutions, Inc. 1999 Director Stock Option Plan, the C-Bridge Internet Solutions, Inc. 1999 Employee Stock Purchase Plan and the C-Bridge Internet Solutions, Inc. 2000 Stock Incentive Plan (collectively, the "C-Bridge Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of eXcelon Common Stock.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of eXcelon Common Stock as reported on the Nasdaq National Market on November 6, 2001.

================================================================================

                                EXPLANATORY NOTE

     On October 24, 1996, eXcelon Corporation (the "Company") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-14741) for purposes of effecting the registration under the Securities Act of 1933 (the "Securities Act") of, among other shares,
(i) 300,000 shares of common stock, par value $0.001 per share, of the Company ("eXcelon Common Stock") issuable by the Company pursuant to the eXcelon Corporation 1996 Employee Stock Purchase Plan (the "eXcelon Stock Purchase Plan") and (ii) 2,700,000 shares of eXcelon Common Stock issuable by the Company pursuant to the eXcelon Corporation 1996 Incentive and Nonqualified Stock Option Plan (the "eXcelon Stock Option Plan" and, together with the eXcelon Stock Purchase Plan, the "eXcelon Plans"). On October 28, 1998, the Company filed with the Commission a Registration Statement on Form S-8 (File No. 333-66219) for purposes of effecting the registration under the Securities Act of, among other shares, 1,000,000 shares of eXcelon Common Stock issuable by the Company pursuant to the eXcelon Stock Option Plan. On July 23, 1999, the Company filed with the Commission a Registration Statement on Form S-8 (File No. 333-83645) for purposes of effecting the registration under the Securities Act of, among other shares, 200,000 shares of eXcelon Common Stock issuable by the Company pursuant to the eXcelon Stock Purchase Plan. On August 4, 2000, the Company filed with the Commission a Registration Statement on Form S-8 (File No. 333-43034) for purposes of effecting the registration under the Securities Act of, among other shares, (i) 200,000 shares of eXcelon Common Stock issuable pursuant to the eXcelon Stock Purchase Plan and (ii) 1,000,000 shares of eXcelon Common Stock issuable by the Company pursuant to the eXcelon Stock Option Plan.

     On June 8, 2001, the Board of Directors of the Company adopted and approved an amendment to the eXcelon Stock Purchase Plan for the purpose of increasing the number of shares of eXcelon Common Stock subject to issuance under the eXcelon Stock Purchase Plan, as amended, from 700,000 to 2,200,000. On June 8, 2001, the Board of Directors of the Company adopted and approved an amendment to the eXcelon Stock Option Plan for the purpose of increasing the number of shares of eXcelon Common Stock subject to issuance under the eXcelon Stock Option Plan, as amended, from 4,700,000 to 7,700,000.

     On September 19, 2001, the Company acquired C-Bridge Internet Solutions, Inc. ("C-Bridge"). In connection with the acquisition, the Company assumed all of the outstanding and unexercised options (the "Assumed Options") granted by C-Bridge prior to the acquisition pursuant to the C-Bridge Internet Solutions, Inc. 1997 Stock Incentive Plan, the C-Bridge Internet Solutions, Inc. 1999 Stock Incentive Plan, the C-Bridge Internet Solutions, Inc. 1999 Director Stock Option Plan, the C-Bridge Internet Solutions, Inc. 1999 Employee Stock Purchase Plan and the C-Bridge Internet Solutions, Inc. 2000 Stock Incentive Plan, as assumed by the Company (collectively, the "C-Bridge Plans" and, together with the eXcelon Plans, the "Plans").

     This registration statement (i) has been prepared and filed with the Commission pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 1,500,000 shares of eXcelon Common Stock issuable upon the exercise of options or other awards granted pursuant to the eXcelon Stock Purchase Plan and the additional 3,000,000 shares of eXcelon Common Stock issuable upon the exercise of options or other awards granted pursuant to the eXcelon Stock Option Plan, and (ii) registers the shares of eXcelon Common Stock of the Company issuable upon the exercise of the Assumed Options.

     The Company will provide without charge to any person, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus as set forth on Form S-8), other documents required to be delivered to eligible pan participants pursuant to Rule 428(b) of the Securities Act or additional information about the Plans. Requests should be directed to eXcelon Corporation, 25 Mall Road, Burlington, Massachusetts 01803-4194, attention: Clifford B. Thompson, Vice President and General Counsel, telephone (781) 674-5000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Not filed as part of this registration statement in accordance with the Note to Part I of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not filed as part of this registration statement in accordance with the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Commission are hereby incorporated by reference into this registration statement:

     1. The contents of the Company's Registration Statement on Form S-8 (File No. 333-14741), filed with the Commission on October 24, 1996.

     2. The contents of the Company's Registration Statement on Form S-8 (File No. 333-66219), filed with the Commission on October 28, 1998.

     3. The contents of the Company's Registration Statement on Form S-8 (File No. 333-83645), filed with the Commission on July 23, 1999.

     4. The contents of the Company's Registration Statement on Form S-8 (File No. 333-43034), filed with the Commission on August 4, 2000.

     5. The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001.

     6. The Company's Amendment No. 1 on Form 10-K/A for its fiscal year ended December 31, 2000, filed with the Commission on April 30, 2001.

     7. The Company's Amendment No. 2 on Form 10-K/A for its fiscal year ended December 31, 2000, filed with the Commission on August 15, 2001.

     8. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed with the Commission on May 15, 2001.

     9. The Company's Amendment No. 1 on Form 10-Q/A for the quarterly period ended March 31, 2001, filed with the Commission on June 6, 2001.

     10. The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed with the Commission on August 14, 2001.

     11. The Company's Current Report on Form 8-K, filed with the Commission on October 3, 2001.

     12. The description of the Company's common stock, par value $0.001 per share, set forth in the Company's Registration Statement on Form 8-A (File No. 000-21041), filed with the Commission on July 18, 1996, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment indicating that all securities offered under this registration statement have been sold or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such report or document. Any statement contained in this registration statement or any report or document incorporated into this registration statement by reference, however, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this registration statement, or in any amendment to this registration statement, is inconsistent with such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article SEVENTH of the Company's Amended and Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), provides that the Company shall indemnify each of its directors and officers (and any former director or officer) to the maximum extent permitted by the General Corporation Law of the State of Delaware against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she is threatened to be or is made a party, by reason of his or her being or having been such a director or officer, or having served at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, trust or other enterprise.

     Article NINTH of the Certificate of Incorporation provides that, to the maximum extent permitted by the General Corporation Law of the State of Delaware, no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty.

     Article SEVENTH of the Certificate of Incorporation further provides that the right of indemnification provided thereby shall not be exclusive of or affect any other rights to which any director or officer may be entitled. Articles SEVENTH and NINTH of the Certificate of Incorporation each provide that no amendment or repeal of such Article shall deprive any person of the benefits thereof with respect to any act or failure to act occurring prior to such amendment or repeal.

     Section 10 of the By-laws of the Company, as amended to date, provides that the Company shall indemnify its officers and directors to the full extent the Company is permitted or required to do so by the General Corporation Law of the State of Delaware.

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a corporation to indemnify its directors and officers in the manner described by Article SEVENTH of the Certificate of Incorporation, except with respect to any matter as to which a director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation. Such indemnification may include payment by the corporation of expenses incurred in defending or disposing of any such action, suit or other proceeding, whether civil or criminal, in advance of the final disposition or compromise of such action, suit or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification by the corporation. No indemnification shall be provided in any particular matter unless such indemnification shall be determined to be proper under Section 145 (a) by a majority of the disinterested then in office, even though less than a quorum; (b) if there are no such directors, or if such directors so direct, then by independent legal counsel in a written opinion; or
(c) by the stockholders.

     Section 145 also authorizes corporations to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability. The Company maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.   DESCRIPTION

  4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (File No. 333-05241)

  4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (regarding change of corporate name), incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 dated March 8, 2001 (File No. 56730)

  4.3 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1 (File No. 333-05241)

  5.1         Opinion of Gibson, Dunn & Crutcher LLP

 23.1         Consent of PricewaterhouseCoopers LLP

 23.2         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

 24.1 Power of Attorney (included on the signature page of this registration statement)

ITEM 9. UNDERTAKINGS.

(1) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Massachusetts, on this 8th day of November, 2001.

                                       EXCELON CORPORATION

                                       By: /S/JOSEPH M. BELLINI
                                          -------------------------------
                                          Name:  Joseph M. Bellini
                                          Title:  Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Joseph M. Bellini and Lacey P. Brandt, and each of them, as his true and lawful attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments to this registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.




NAME AND SIGNATURE                   TITLE                                          DATE
-----------------------------        ------------------------------------------     ----------------
/S/  JOSEPH M. BELLINI
-----------------------------        Chief Executive Officer (Principal             November 8, 2001
Joseph M. Bellini                    Executive Officer) and Director

/S/  LACEY P. BRANDT
-----------------------------        Chief Financial Officer (Principal             November 8, 2001
Lacey P. Brandt                      Financial Officer and Principal Accounting
                                     Officer)

/S/  ROBERT N. GOLDMAN
-----------------------------        Chairman of the Board                          November 8, 2001
Robert N. Goldman

/S/  ROBERT M. AGATE
-----------------------------        Director                                       November 8, 2001
Robert M. Agate

/S/  JOSEPH L. BADARACCO
-----------------------------        Director                                       November 8, 2001
Joseph L. Badaracco


/S/  GERALD B. BAY
-----------------------------        Director                                       November 8, 2001
Gerald B. Bay

/S/  KEVIN J. BURNS
-----------------------------        Director                                       November 8, 2001
Kevin J. Burns

/S/  JEFFREY HORING
-----------------------------        Director                                       November 8, 2001
Jeffrey Horing

/S/  RAYMOND J. LANE
-----------------------------        Director                                       November 8, 2001
Raymond J. Lane


                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION

  4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (File No. 333-05241)

  4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (regarding change of corporate name), incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 dated March 8, 2001 (File No. 56730)

  4.3 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1 (File No. 333-05241)

  5.1          Opinion of Gibson, Dunn & Crutcher LLP

 23.1          Consent of PricewaterhouseCoopers LLP

 23.2          Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

 24.1 Power of Attorney (included on the signature page of this registration statement)